Exhibit (1)(b)

                                     ACTION

                       IN LIEU OF MEETING OF THE TRUSTEES

                                       OF

                       MITCHELL HUTCHINS SECURITIES TRUST

      The undersigned, being all the trustees of Mitchell Hutchins Securities Trust ("Trust"), do hereby approve, adopt and consent to the following resolutions as the act of the Board of Trustees of said Trust, which shall for all purposes be treated as a vote at a meeting:

            RESOLVED, that pursuant to Section 8 of Article X of the Trust's Trust Instrument, the name of the Trust's initial series of shares of beneficial interest be, and it hereby is, changed from "PaineWebber DSI Core Equity Fund" to "PaineWebber Enhanced Equity Index Fund," and be it further

            RESOLVED, that pursuant to Section 1 of Article IV of the Trust's Trust Instrument, there is hereby established and designated a new series of shares of beneficial interest in the Trust, having the rights and privileges specified in the Trust's Trust Instrument, to be known as "PaineWebber Enhanced Nasdaq-100 Fund" ("New Fund"), and be it further

            RESOLVED, that the trustees hereby establish an unlimited number of Class A shares of beneficial interest of the New Fund; and be it further

            RESOLVED, that the trustees hereby establish an unlimited number of Class B shares of beneficial interest of the New Fund; and be it further

            RESOLVED, that the trustees hereby establish an unlimited number of Class C shares of beneficial interest of the New Fund; and be it further

            RESOLVED, that the trustees hereby establish an unlimited number of Class Y shares of beneficial interest of the New Fund; and be it further

            RESOLVED, that the Class A, B, C and Y shares of the New Fund shall have the same preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as provided in Schedule A to the Trust's Trust Instrument and subject to the exceptions set forth in Schedule A; and be it further

            RESOLVED, that Schedule A of the Trust's Declaration of Trust be, and hereby is, amended and restated to reflect the name change of the Series and the establishment of the new series; and be it further



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            RESOLVED, that the Trust's officers be, and hereby are, authorized and directed in the name and on behalf of the Trust, to prepare, execute and file with the Securities and Exchange Commission ("SEC") and other appropriate authorities Pre-Effective Amendment No. 1 ("Amendment") to the Trust's initial registration statement on Form N-1A, such Amendment to include a combined prospectus and statement of additional information for the Trust's two series, and to make such changes therein as may be required to comply with the comments of the SEC staff or as are deemed appropriate by said officers and as are approved by the Trust's counsel; and to file one or more additional pre-effective amendments to such initial registration statement as said officers may determine are necessary and appropriate; and be it further

            RESOLVED, that the officers of the Trust be, and hereby are, authorized to determine the states in which appropriate action shall be taken to permit sales of the shares of the Trust and to perform on behalf of the Trust any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws or regulations of any such states, and in connection therewith to execute and file all requisite papers and documents, including appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing of them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Trust and the approval and ratification by the Trust of the papers and documents so executed and the action so taken.

      Adoption of the foregoing Resolutions as the act of the Board of Trustees shall be effective as of February 8, 2000.

 Dated:  February 8, 2000                /s/ Victoria E. Schonfeld
         ----------------------          ------------------------
                                             Victoria E. Schonfeld

 Dated:  February 8, 2000                /s/ Dianne E. O'Donnell
         ----------------------          ----------------------
                                             Dianne E. O'Donnell








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                                   SCHEDULE A

SERIES OF THE TRUST

PaineWebber Enhanced Equity Index Fund
PaineWebber Enhanced Nasdaq-100 Fund

CLASSES OF SHARES OF SERIES

An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares and Class Y shares of each of the above Series. Each of the Class A shares, Class B shares, Class C shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument and as set forth below with respect to the Class B shares of the
Series:

      1. Each Class B share, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Class B share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Class B shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Class B shares occurred or (ii) for Class B shares obtained through an exchange, the date on which the issuance of the Class B shares of an eligible PaineWebber fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Class B shares (the "Conversion Date")).

      2. Each Class B share purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date pursuant to Paragraph 2(a) hereof bears to the total number of Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.



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      3.    The number of Class A shares into which a Class B share is converted pursuant to paragraphs 1 and 2 hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

      4. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
            Date).

For purposes of Paragraph 1 above, the term "eligible PaineWebber fund" includes any and all mutual funds for which PaineWebber Incorporated or Mitchell Hutchins Asset Management Inc. serves as investment adviser that offer shares with a contingent deferred sales charge imposed upon certain redemptions of such shares and that are exchangeable with the Class B shares of the Series.
















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